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                         WAIVER OF CONDITIONS PRECEDENT

THIS WAIVER OF CONDITIONS PRECEDENT (this "Waiver") is made as of the ____ day of _________, 199__ by and between GMT CORPORATION, a Delaware corporation, whose address is 245 East Sixth Street, St. Paul, Minnesota 55101 ("Landlord") and BMC INDUSTRIES, INC., a Minnesota corporation, whose address is 245 East Sixth Street, St. Paul, Minnesota 55101 ("Tenant").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant entered into an Amendment of Lease (the "Amendment") dated April 6, 1994 with respect to certain demised premises in the property located at 245 East Sixth Street and 413 Wacouta Street, St. Paul, Minnesota. A copy of said Amendment is attached hereto as Exhibit A; and

WHEREAS, Section 16 of the Amendment sets forth certain conditions precedent to the Amendment taking effect; and

WHEREAS, Landlord and Tenant desire to waive said conditions precedent or otherwise agree to said conditions precedent being satisfied.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant and Landlord agree that except for those set forth in Section 16.iii of the Amendment, the conditions precedent to the Amendment becoming effective set forth in Section 16 of the Amendment have been all either waived or completely satisfied.

2. Tenant and Landlord further agree that the terms of the Lease as amended by the Amendment, are to be further amended as follows:

     A. Section 2 of the Amendment is hereby amended such that the effective date of the Amendment of the Lease shall be as of August 1, 1994.

     B. The last sentence of Section 10(b) is amended such that the words "August, 1994 through December, 1994" are replaced with "November, 1994 through March, 1995".

     C. The second sentence of Section 11 of the Amendment is hereby amended such in addition to the two (2) enclosed parking stalls provided for therein, Tenant shall have the right to use an additional five general parking stalls located in the parking ramp.

     D. The second sentence of Section 15 of the Amendment is hereby amended such that "November 30, 1994" is replaced with "May 31, 1995".

     E. Section 9 of the Amendment is hereby amended such that a new subsection (e) is added as follows:

          (e) Landlord agrees to, at its cost, expend up to $10,000 with regard to the resurfacing of the alley dividing the Complex. Landlord will perform such work in conjunction with Landlord's repair of the parking ramp.
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     Landlord and Tenant agree to further document the amendments to the
     Amendment set forth above in such other documentation as either party may reasonably require.

3. This Waiver may be executed in counterpart originals, provided, however, this Waiver shall not be effective as against either party unless and until both Landlord and Tenant have executed this Waiver.

IN WITNESS WHEREOF, this Waiver has been executed as of the date first written above.


Landlord:                                         Tenant:

GMT CORPORATION                                   BMC INDUSTRIES, INC.


By:  __________________________________      By:  _____________________________

Its: __________________________________      Its: _____________________________


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